FIRST ALLEN PARISH BANCORP, INC.

                 ANNUAL MEETING OF STOCKHOLDERS
                        April 24, 1997

     The undersigned hereby appoints Dr. James D. Sandefur and James E. Riley, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of First Allen Parish Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at The Hardwood Mill Restaurant, Magnolia Room, located at 1194 Old River Mill Road, Oakdale, Louisiana, on April 24, 1997 at 4:00 p.m., Oakdale, Louisiana time and at any and all adjournments and postponements thereof.

1.   The election as directors of all nominees listed below
(except as marked to the contrary):

               /  / FOR                 /  / VOTE WITHHELD

     INSTRUCTION:   To withhold your vote for any individual
                    nominee, strike a line in that nominee's name below.

     CHARLES L. GALLIGAN

     J.C. SMITH

2. The ratification of the appointment of Darnall, Sikes, Kolder, Frederick & Rainey as auditors for the Company for the fiscal year ending December 31, 1997.

          /  / FOR       /  / AGAINST        /  / VOTE WITHHELD

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

   The Board of Directors recommends a vote "FOR" the proposal and the election of the nominees listed above.


                     (Continued and to be SIGNED on Reverse Side)

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy
Statement and an Annual Report to Stockholders.



Dated:  -----------, 1997     -----------------------------------
                              Signature of Stockholder
                              Please sign exactly as your name(s)
                              appear(s) to the left.  When
                              signing as attorney, executor,
                              administrator, trustee or guardian,
                              please give your full title.  If
                              shares are held jointly, each
                              holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE